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                                                             EXHIBIT 99.2N(1)


                 [KRAMER, LEVIN, NAFTALIS & FRANKEL LETTERHEAD]




                                  May 29, 1997


The Dessauer Global Equity Fund
225 South Lake Avenue, Suite 777
Pasadena, California

        Re:     The Dessauer Global Equity Fund
                (File No. 333-    )


Gentlemen:

        We hereby consent to the reference of our firm as Counsel in this Registration Statement.


                                Very truly yours,


                                KRAMER, LEVIN, NAFTALIS & FRANKEL